Exhibit 3.1

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation: NanoSensors, Inc.

2. Resident Agent Name and Street Address:          Lilli Frost,
                                                    1414 East Telegraph Street,
                                                    Carson City, Nevada 89701

3. Shares: Number of shares with par value: 50,000,000, par value $.001

4. Names and Addresses
    of Board of Directors/Trustees:                  Ted L. Wong
                                                     1414 East Telegraph Street
                                                     Carson City, Nevada 89701

5.  Purpose: ______________

6. Names, Addresses and Signature of Incorporator: Ted L. Wong
                                                   1414 East Telegraph Street
                                                   Carson City, Nevada 89701

7. Certificate of Acceptance of Appointment of Resident Agent: I hereby accept appointment as Resident Agent for above named corporation.

/s/ Lilli Frost                                         December 9, 2003
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Authorized Signature                                    Date